UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2026

MODERNA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38753	81-3467528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Binney Street
Cambridge, MA	02142
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 714-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MRNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On July 6, 2026, the Board of Directors (the “Board”) of Moderna, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), appointed Michael McDonnell to the Board, effective July 8, 2026. Mr. McDonnell has more than 35 years of financial leadership and public company experience, most recently serving as Chief Financial Officer of Biogen Inc. from August 2020 through February 2025. He previously served as Chief Financial Officer of IQVIA Holdings Inc., Intelsat S.A., MCG Capital Corporation, and EchoStar Communications.

Mr. McDonnell was appointed to serve as a Class II director of the Company, to hold office until the 2029 annual meeting of shareholders or until his earlier death, resignation or removal. Mr. McDonnell was also appointed to serve on the Audit Committee of the Board (the “Audit Committee”). Simultaneously with Mr. McDonnell’s appointment to serve on the Audit Committee, David Rubenstein ceased to serve as a member of the Audit Committee and was appointed to serve on the Nominating and Corporate Governance Committee.

Pursuant to the Company’s Amended and Restated Non-Employee Director Compensation Policy (the “Policy”), Mr. McDonnell will be eligible to receive the non-employee director compensation as described beginning on page 30 of the Company’s proxy statement for the 2026 Annual Meeting filed with the U.S. Securities and Exchange Commission on March 16, 2026 (the “Proxy Statement”). Mr. McDonnell will receive an Initial Grant and a pro-rata portion of an Annual Grant, each as defined in the Proxy Statement.

Mr. McDonnell has entered into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1 filed on November 9, 2018. There are no arrangements or understandings between Mr. McDonnell and any other person pursuant to which Mr. McDonnell was appointed as a member of the Board. There are no family relationships between Mr. McDonnell, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other. There are no transactions or relationships between the Company and Mr. McDonnell that are reportable pursuant to Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.

On July 8, 2026, the Company issued a press release announcing the appointment of Mr. McDonnell to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
99.1	Press release issued by Moderna, Inc. dated July 8, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2026		MODERNA, INC.

	By:	/s/ Shannon Thyme Klinger
Shannon Thyme Klinger
Chief Legal Officer